Exhibit 99.1

FOR IMMEDIATE RELEASE SGI REPORTS PRELIMINARY THIRD QUARTER FINANCIAL RESULTS

MOUNTAIN VIEW, Calif. (May 8, 2006)—Silicon Graphics (OTC: SGID) today announced updated preliminary results for its third fiscal quarter which ended March 31, 2006. The financial information included in this release is preliminary in that it does not reflect any potential adjustments that may be required to our interim condensed consolidated financial statements as of and for the three and nine months ended March 31, 2006, following the completion of an asset impairment evaluation that must be performed in order for those financial statements to be stated in accordance with U.S. generally accepted accounting principles.

Revenue for the three months ended March 31, 2006 was $108 million, in line with the preliminary results announced April 25, 2006. For comparison, revenue was $144 million in the prior quarter and $159 million in the same quarter one year ago.

On a GAAP basis, net loss for the three months ended March 31, 2006 was $43 million or $0.16 per share, compared to a net loss of $45 million or $0.17 per share in the same quarter one year ago.

Gross margin for the third quarter fiscal year 2006 was 36%, compared to 42% in the prior quarter and 35% in the same quarter one year ago.

Operating expenses for the third fiscal quarter were $82 million compared with $89 million in the prior quarter and $100 million one year ago.

Unrestricted cash, cash equivalents and marketable investments on March 31, 2006 were $55 million compared with $66 million on December 30, 2005 and $84 million on March 25, 2005. SGI has received a limited forbearance under its asset-based credit agreement in light of not meeting the EBITDA covenant in that agreement. In conjunction with the forbearance, SGI has paid down the amount drawn under the term loan by $20 million using $10 million from unrestricted cash and $10 million of previously restricted cash.

SGI’s Annual Meeting of Shareholders and its regularly scheduled quarterly conference call have been suspended until further notice.

1500 Crittenden Lane Mountain View, CA 94043 Telephone 650.960.1980 sgi.com MEDIA CONTACT Lisa Pistcchio pistacchio@sgi.com 650.933.5683 SGI PR HOTLINE 650.933.7777 SGI PR FACSIMILE 650.933.0283

—more—

SGI Reports Preliminary Third Quarter Financial Results/2

Forward-Looking Statements

This news release contains forward-looking statements relating to future events or expected financial performance that involve risks and uncertainties. Factors that might cause such a difference include, but are not limited to: the effects of our chapter 11 filing; our ability to maintain adequate liquidity; and our ability to obtain and maintain normal terms with customers, suppliers and service providers. These and other risks are or will be detailed from time to time in SGI’s periodic reports that are filed with the Securities and Exchange Commission, including the Form 8K’s filed today in conjunction with this announcement (and other announcements) and SGI’s quarterly report on Form 10-Q for the quarter ended December 30, 2005. Silicon Graphics is under no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SILICON GRAPHICS | The Source of Innovation and Discovery™

SGI, also known as Silicon Graphics, Inc. (OTC: SGID), is a leader in high-performance computing. SGI helps customers solve their computing challenges, whether it’s sharing images to aid in brain surgery, finding oil more efficiently, studying global climate, providing technologies for homeland security and defense, enabling the transition from analog to digital broadcasting, or helping enterprises manage large data. With offices worldwide, the company is headquartered in Mountain View, Calif., and can be found on the Web at www.sgi.com.

—end—

Silicon Graphics, SGI, the SGI cube and the SGI logo are registered trademarks and The Source of Innovation and Discovery is a trademark of Silicon Graphics, Inc., in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

SILICON GRAPHICS, INC.

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31, 2006 (1)	March 25, 2005	March 31, 2006 (1)	March 25, 2005
	(unaudited)		(unaudited)
Product and other revenue	$44,882	$78,788	$195,935	$288,379
Product revenue from related party (2)	3,832	6,527	25,497	40,201
Service revenue	59,360	73,925	200,712	229,169

Total revenue	108,074	159,240	422,144	557,749
Costs and expenses:
Cost of product and other revenue	36,376	58,992	150,619	214,557
Cost of service revenue	33,185	45,291	108,792	141,561
Research and development	20,838	24,342	65,458	72,471
Selling, general and administrative	50,236	61,025	167,729	186,612
Other operating expense, net (3)	10,986	14,294	28,285	22,659

Total costs and expenses	151,621	203,944	520,883	637,860

Operating loss	(43,547)	(44,704)	(98,739)	(80,111)

Interest expense	(4,824)	(3,706)	(12,327)	(12,698)
Interest and other income (expense), net	538	2,345	513	2,211

Loss from continuing operations before income taxes	(47,833)	(46,065)	(110,553)	(90,598)

Income tax benefit	(5,112)	(1,564)	(4,328)	(7,019)

Net loss from continuing operations	(42,721)	(44,501)	(106,225)	(83,579)

Discontinued operations:
Net loss from discontinued operations, net of tax	—	—	—	(276)

Net loss	$(42,721)	$(44,501)	$(106,225)	$(83,855)

Net loss per common share - basic and diluted:
Continuing operations	$(0.16)	$(0.17)	$(0.40)	$(0.32)
Discontinued operations	—	—	—	(0.00)

Net loss per common share- basic and diluted	$(0.16)	$(0.17)	$(0.40)	$(0.32)

Shares used in the calculation of net loss per common share - basic and diluted	269,983	264,043	268,375	262,856

(1)	The condensed consolidated statements of operations for the three and nine months ended March 31, 2006 is preliminary in that it does not reflect any potential adjustments that may be required following the completion of an asset impairment evaluation that must be performed in order for our interim condensed consolidated financial statements to be stated in accordance with U.S. generally accepted accounting principles.
(2)	Represents product sales to SGI Japan, a related party for which we own a 24% equity interest at March 31, 2006 and owned a 40% equity interest at March 25,2005.
(3)	Represents charges for estimated restructuring costs, related accretion expense, and asset impairments in each of the three- and nine-month periods ended March 31, 2006 and March 25, 2005.

SILICON GRAPHICS, INC.

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2006 (2)	June 24, 2005 (1)
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$54,257	$64,247
Short-term marketable investments	601	39
Short-term restricted investments	40,641	39,757
Accounts receivable, net	58,035	93,335
Inventories	71,911	75,662
Prepaid expenses and other current assets	38,067	43,431

Total current assets	263,512	316,471

Restricted investments	409	413

Net property and equipment	37,134	56,257

Other assets	68,362	79,004

	$369,417	$452,145

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$57,782	$58,075
Accrued compensation	25,384	34,062
Income taxes payable	2,426	2,689
Other current liabilities	68,581	72,530
Current portion of long-term debt	38,293	1,820
Current portion of deferred revenue	104,887	98,305

Total current liabilities	297,353	267,481

Long-term debt	253,078	261,992
Long-term deferred revenue	48,458	36,188
Other liabilities	65,380	77,672

Total liabilities	664,269	643,333

Total stockholders’ deficit	(294,852)	(191,188)

	$369,417	$452,145

(1)	The condensed consolidated balance sheet at June 24, 2005 has been derived from the audited consolidated financial statements at that date.
(2)	The condensed consolidated balance sheet at March 31, 2006 is preliminary in that it does not reflect any potential adjustments that may be required following the completion of an asset impairment evaluation that must be performed in order for our interim condensed consolidated financial statements to be stated in accordance with U.S. generally accepted accounting principles.